UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2004

ALLIN CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-21395	25-1795265
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

381 Mansfield Avenue, Suite 400, Pittsburgh, Pennsylvania	15220
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 928-8800

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

At the commencement of each year of service, each non-employee director of Allin Corporation (the “Company”) is entitled to receive an option to purchase 5,000 shares of the Company’s common stock at an exercise price equal to the closing price of the common stock reported by the OTC Bulletin Board on the effective date of the grant, or if there are no sales on such date, on the next preceding day on which there were sales. Each such option will vest on the first anniversary of the effective date of grant if the individual is then serving as a director of the Company. Each vested option will be exercisable until the seventh anniversary of the date of grant.

On November 4, 2004, the Company’s Board of Directors approved the grant of an option having the terms described above to each of William C. Kavan and Anthony C. Vickers, non-employee directors of the Company, and each of Messrs. Kavan and Vickers entered into an option award agreement with the Company relating to the option granted. The option grants to Messrs. Kavan and Vickers will become effective November 8, 2004 and November 12, 2004, respectively, and will have an exercise price per share equal to the closing price of the common stock on the respective effective date.

In addition to being a director of the Company, Mr. Kavan is deemed under the rules of the Securities and Exchange Commission to beneficially own (as defined in such rules) more than five percent of the Company’s common stock, assuming exercise or conversion of all instruments held directly or indirectly by Mr. Kavan that are exercisable for, or convertible into, the Company’s common stock.

A form of the award agreement for the annual option grants made to the Company’s non-employee directors, including those approved for Messrs. Kavan and Vickers on November 4, 2004 as described herein, is filed as Exhibit 10.1 to this report on Form 8-K. The Company does not intend to continue to report the annual option grants it makes to its non-employee directors on Form 8-K unless it changes the terms of such option grants or the Securities and Exchange Commission requires otherwise. Directors who receive these option grants do, however, have an independent obligation to report the grants to the Securities and Exchange Commission.

Item 2.02. Results of Operations and Financial Condition.

On November 3, 2004, Allin Corporation issued a press release announcing its financial results for the three- and nine-month periods ended September 30, 2004. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference. The information included in the attached exhibit and contained in Item 2.02 of this Current Report shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly incorporated by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Form of Stock Option Agreement for annual option grants made to non-employee directors of Allin Corporation

99.1	Press Release dated November 3, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIN CORPORATION

Dated: November 5, 2004	By:	/s/ Dean C. Praskach
Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Form of Stock Option Agreement for annual option grants made to non-employee directors of Allin Corporation

99.1	Press release dated November 3, 2004